Exhibit 32.2

                     CERTIFICATION OF CEO AND CFO PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of MusclePharm Corporation, a company duly formed under the laws of Nevada (the "Company"), for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Larry Meer, Chief Financial Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  August 16, 2010                 /s/ Larry Meer
                                       Larry Meer, Chief Financial Officer


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to MusclePharm Corporation and will be retained by MusclePharm Corporation and furnished to the Securities and Exchange Commission or its staff upon request.